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Exhibit 99

WILSHIRE STATE BANK	Annual Meeting , 2004	Proxy No.	Shares in Your Name

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Soo Bong Min and Steven Koh, and each or either of them, as proxyholders of the undersigned, with the full power to appoint their substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all of the shares of the common stock of Wilshire State Bank (the "Bank") held of record by the undersigned, which the undersigned may be entitled to vote, at the close of business on            , 2004, at the Annual Meeting of Shareholders of the Bank to be held on            , 2004, and any continuation(s), postponement(s) or adjournment(s) thereof.

Dated	, 2004
Signature
Dated	, 2004
Signature, if Held Jointly

Please date and execute this Proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED, PRE-PAID ENVELOPE.

Continued on other side

WILSHIRE STATE BANK	Annual Meeting , 2004	Continued and to be signed on other side

        THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 2 AND AT THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 2. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK, AS FOLLOWS:

					FOR	AGAINST	ABSTAIN
1.
	Proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 26, 2004, by and among the Bank and Interim Wilshire Bancorp, Inc., and jointed in by Wilshire Bancorp, Inc., and approve the merger of Interim Wilshire Bancorp, Inc. with and into the Bank, as a result of which each outstanding share of Bank common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive one (1) share of Wilshire Bancorp, Inc. common stock.				☐	☐	☐
2.
Proposal to elect as directors of the Bank the following persons to hold office for the terms specified in the Bank's 2004 Annual Proxy or until their successors have been duly elected and have qualified.
	☐	FOR all nominees listed below (except as marked to the contrary below)		☐	WITHHOLD AUTHORITY to vote for all nominees listed below
		Steven Koh Kyu-Hyun Kim Forrest Stichman	Soo Bong Min Richard Lim		Mel Elliot Fred Mautner	Larry Greenfield Young Hi Pak	Gapsu Kim Harry Siafaris
In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any continuation(s), postponement(s) or adjournment(s) thereof.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS